Exhibit 10.1

PROMISSORY NOTE

$300,000.00	November 2nd, 2021

FOR VALUE RECEIVED, WEED, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Glenn Edward Martin (together with any and all of her successors and assigns and/or any other holder of this Note, “Lender”), at 4920 N. Post Trail, Tucson, Arizona 85750, or at such other place as Lender may from time to time designate, the principal sum of Three Hundred Thousand Dollars ($300,000) (the “Loan Amount”), together with interest, in the manner provided below. PLUS all expenses, costs, fees, penalties or other charges from the $300,000 loan taken out on his personal residence loaned to Company under this note. See attached Addendum “A” is made part of this Promissory Note.

1.            FUNDAMENTAL PROVISIONS.

The following terms will be used as defined terms in this Promissory Note (as it may be amended, modified, extended and renewed from time to time, the “Note”):

“Lender” shall have the meaning set forth in the preamble of this Note.

“Borrower” shall have the meaning set forth in the preamble of this Note.

“Loan Amount” shall have the meaning set forth in the preamble of this Note.

“Interest Rate” shall mean a fixed rate of interest at all times equal to five percent (5%) per annum.

“Default Interest Rate” shall mean two (2%) per annum above the Interest Rate.

“Maturity Date” shall mean December 31st, 2022.

“Loan” shall mean the loan from Lender to Borrower in the Loan Amount and evidenced by this Note.

2.            INTEREST; PAYMENTS.

(a)       Except as otherwise provided herein and absent an Event of Default hereunder, the outstanding principal amount of the Loan made hereunder shall bear interest at the Interest Rate from the date of this Note until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed.

3.            PREPAYMENT. Borrower may prepay the Loan, in whole or in part, at any time without penalty or premium.

4.            LAWFUL MONEY. Principal and interest are payable in lawful money of the United States of America.

5.            APPLICATION OF PAYMENTS/LATE CHARGE.

(a)       Absent the occurrence of an Event of Default hereunder, any payments received by Lender or the holder hereof pursuant to the terms hereof shall be applied first to the payment of all interest accrued to the date of such payment, next to principal, and the balance, if any, to the payment of sums, other than principal and interest, due the holder hereof, all in accordance with Schedule A attached hereto. Any payments received by the holder hereof after the occurrence of an Event of Default hereunder shall be applied to the amounts specified in this Paragraph 5(a) in such order as the holder hereof may, in its sole discretion, elect.

(b)       If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to Paragraph 7 hereof, a late charge of five percent (5%) of the amount of the installment due and unpaid or $10.00, whichever is greater, will be added to the delinquent amount to compensate the holder hereof for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure periods. If any payment of interest and/or principal is not received by the holder hereof when such payment is due, then in addition to the remedies conferred upon the holder hereof pursuant to Paragraph 7 hereof, the amount due and unpaid (including, without limitation, the late charge, if any) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid, regardless of any notice and cure periods.

6.            EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)       Failure by Borrower to pay any monetary amount when due under this Note.

(b)       Failure by Borrower to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower hereunder and the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

(c)       Borrower (i) is unable or admits in writing Borrower’s inability to pay Borrower’s respective monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Borrower or the property of Borrower or any part thereof, or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Borrower or the property of Borrower or any part thereof, and such appointment is not discharged within sixty (60) days.

(d)       Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against Borrower and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

(e)       The occurrence of any default hereunder which continues beyond any applicable notice and cure period.

7.            REMEDIES.

(a)       Upon the occurrence of an Event of Default (unless all Events of Default have been cured or waivers in writing by the Lender), then at the option of the Lender or the holder hereof, the entire balance of principal together with all accrued interest thereon shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), all amounts due and payable by Borrower hereunder shall bear interest at the Default Interest Rate, subject to the limitations contained in Paragraph 12 hereof. No delay or omission on the part of the Lender or holder hereof in exercising any right under this Note shall operate as a waiver of such right.

(b)       All of the rights and remedies hereunder of the Lender or the holder of this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender or the holder hereof of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, or delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

8.            WAIVER. Borrower hereby waives diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for herein) and expressly agrees that, without in any way affecting the liability of Borrower, the Lender or holder hereof may extend any maturity date or the time for payment of any installment due hereunder, otherwise modify this Note, release any person liable, and release any security or guaranty. Borrower waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense.

9.            CHANGE, DISCHARGE, TERMINATION, OR WAIVER. No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of the Lender or holder hereof to exercise, and no delay by the Lender or holder hereof in exercising any right or remedy under this Note or under the law, shall operate as a waiver thereof.

10.          ATTORNEYS’ FEES. If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

11.          SEVERABILITY. If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

12.          INTEREST RATE LIMITATION. Borrower hereby agrees to pay an effective rate of interest that is the sum of the Interest Rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Loan. Lender and Borrower agree that none of the terms and provisions contained herein shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Arizona. In such event, if any holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective Interest Rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Arizona, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under hereunder or returned to Borrower.

13.          NUMBER AND GENDER. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

14.          HEADINGS. Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

15.          DISHONORED ITEM FEE. In addition to any other fees that may be assessed hereunder, a fee may be assessed if a payment by check or preauthorized charge is later dishonored.

16.          BINDING EFFECT; ASSIGNMENT. The terms of this Note shall be binding upon, and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan or this Note except with the prior written consent of Lender or the holder hereof.

17.          TIME OF THE ESSENCE. Time is of the essence with regard to each provision of this Note as to which time is a factor.

18.          SURVIVAL. The representations, warranties, and covenants of the Borrower herein shall survive the execution and delivery of this Note and the making of the Loan.

19.          NOTICES. All notices, requests, consents, approvals or demands (collectively, “Notice”) required or permitted by this Note to be given by any party to any other party hereunder shall, unless specified otherwise, be in writing and shall be given to such party at its address set forth below, or at such other address as such party may hereafter specify for the purpose of receiving Notice. Each such Notice shall be effective when actually received by the addressee:

If to Borrower:

WEED, Inc.

4920 N. Post Trail

Tucson, Arizona 85750

Attention: Nicole M. Breen, Secretary/Treasurer

If to Lender:

Glenn Edward Martin

4920 N. Post Trail

Tucson, Arizona 85750

20.          GOVERNING LAW; JURISDICTION.

(a)       THIS NOTE HAS BEEN DELIVERED IN ARIZONA, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

(b)       Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any affiliate of the Lender in any way relating to this Note or the transactions relating hereto or thereto, in any forum other than the courts of the State of Arizona sitting in Pima County, and of the United States District Court of the District of Arizona, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Arizona State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note against the Borrower or its properties in the courts of any jurisdiction.

21.          JURY WAIVER. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

BORROWER:

WEED, INC., a Nevada corporation

By:
Name:
Title:

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